Exhibit 99.1

Earnings Conference Call May 2, 2019 8:00 a.m. CST 1 (800) 446-1671 (North America) 1 (847) 413-3362 (Outside North America) Webcast: ir.distributionnow.com

NOW Inc. Reports First Quarter 2019 Results

HOUSTON, TX, May 2, 2019—NOW Inc. (NYSE: DNOW) announced results for the first quarter ended March 31, 2019.

First Quarter 2019 Financial Highlights

◾	Revenue was $785 million for the first quarter of 2019, up three percent year over year.

◾

Net income was $18 million for the first quarter of 2019, versus $2 million a year ago. Non-GAAP net income excluding other costs was $13 million for the first quarter of 2019 compared to $1 million a year ago.

◾

Diluted earnings per share was $0.16 for the first quarter of 2019 compared to $0.02 a year ago. Non-GAAP diluted earnings per share excluding other costs was $0.12 for the first quarter of 2019 compared to $0.01 a year ago.

◾	Non-GAAP EBITDA excluding other costs for the first quarter of 2019 was $31 million compared to $16 million a year ago.

Refer to Supplemental Information in this release for GAAP to non-GAAP reconciliations.

Robert Workman, President and CEO of NOW Inc., commented, “We are excited that the organization was able to generate year over year and sequential revenue growth, especially considering the slowdown in completions in North America at the end of 2018 and persistent takeaway issues in both the Permian Basin and Canada. Top line improvements with midstream customers and increased activity with offshore operators and drilling contractors aided in producing these results.

While land rig activity in North America has declined recently, the shift of budgets to completions, in addition to order bookings for midstream projects and pipeline pumps to be delivered later in the year, may offset some of the headwinds expected in North America.”

Prior to the earnings conference call a presentation titled “NOW Inc., First Quarter 2019 Key Takeaways” will be available on the Company’s Investor Relations website.

About NOW Inc.

NOW Inc. is one of the largest distributors to energy and industrial markets on a worldwide basis, with a legacy of over 150 years. NOW Inc. operates primarily under the DistributionNOW and Wilson Export brands. Through its network of approximately 260 locations and 4,500 employees worldwide, NOW Inc. offers a comprehensive line of products and solutions for the upstream, midstream and downstream energy and industrial sectors. Our locations provide products and solutions to exploration and production companies, energy transportation companies, refineries, chemical companies, utilities, manufacturers and engineering and construction companies.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

David Cherechinsky

Senior Vice President and Chief Financial Officer

(281) 823-4722

NOW INC.

CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

	March 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87	$116
Receivables, net	513	482
Inventories, net	634	602
Prepaid and other current assets	18	19

Total current assets	1,252	1,219
Property, plant and equipment, net	110	106
Deferred income taxes	2	2
Goodwill	318	314
Intangibles, net	140	144
Other assets	74	10

Total assets	$1,896	$1,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$339	$329
Accrued liabilities	130	110
Other current liabilities	6	2

Total current liabilities	475	441
Long-term debt	124	132
Long-term operating lease liabilities	40	—
Deferred income taxes	5	6
Other long-term liabilities	7	2

Total liabilities	651	581
Commitments and contingencies
Stockholders’ equity:
Preferred stock—par value $0.01; 20 million shares authorized; no shares issued and outstanding	—	—
Common stock—par value $0.01; 330 million shares authorized; 108,708,922 and 108,426,962 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	1	1
Additional paid-in capital	2,037	2,034
Accumulated deficit	(660)	(678)
Accumulated other comprehensive loss	(133)	(143)

Total stockholders’ equity	1,245	1,214

Total liabilities and stockholders’ equity	$1,896	$1,795

The Company adopted ASC 842, Leases, effective January 1, 2019 resulting in the addition of $70 million in assets and liabilities on the Company’s first quarter 2019 consolidated balance sheet.

NOW INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In millions, except per share data)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Revenue	$785	$764	$764
Operating expenses:
Cost of products	627	616	607
Warehousing, selling and administrative	135	141	135

Operating profit	23	7	22
Other expense	(4)	(4)	(4)

Income before income taxes	19	3	18
Income tax provision	1	1	2

Net income	$18	$2	$16
Earnings per share:
Basic earnings per common share	$0.17	$0.02	$0.14

Diluted earnings per common share	$0.16	$0.02	$0.14

Weighted-average common shares outstanding, basic	109	108	108

Weighted-average common shares outstanding, diluted	109	108	109

NOW INC.

SUPPLEMENTAL INFORMATION

BUSINESS SEGMENTS (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
Revenue:
United States	$600	$562	$579
Canada	86	102	88
International	99	100	97

Total revenue	$785	$764	$764

NOW INC.

SUPPLEMENTAL INFORMATION (CONTINUED)

U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP) TO NON-GAAP RECONCILIATIONS

NET INCOME TO NON-GAAP EBITDA EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
GAAP net income (1)	$18	$2	$16
Interest, net	2	2	2
Income tax provision	1	1	2
Depreciation and amortization	10	11	10
Other costs (2)	—	—	1

EBITDA excluding other costs	$31	$16	$31

EBITDA % excluding other costs (3)	3.9%	2.1%	4.1%

NET INCOME TO NON-GAAP NET INCOME EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

(In millions)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
GAAP net income (1)	$18	$2	$16
Other costs, net of tax (4) (5)	(5)	(1)	(5)

Net income excluding other costs (5)	$13	$1	$11

DILUTED EARNINGS PER SHARE TO NON-GAAP DILUTED EARNINGS PER SHARE EXCLUDING OTHER COSTS RECONCILIATION (UNAUDITED)

	Three Months Ended
	March 31,		December 31,
	2019	2018	2018
GAAP diluted earnings per share (1)	$0.16	$0.02	$0.14
Other costs, net of tax (4)	(0.04)	(0.01)	(0.03)

Diluted earnings per share excluding other costs (5)	$0.12	$0.01	$0.11

(1)

In an effort to provide investors with additional information regarding our results as determined by GAAP, we disclose various non-GAAP financial measures in our quarterly earnings press releases and other public disclosures. The non-GAAP financial measures include: (i) earnings before interest, taxes, depreciation and amortization (EBITDA) excluding other costs, (ii) net income excluding other costs and (iii) diluted earnings per share excluding other costs. Each of these financial measures excludes the impact of certain other costs and therefore has not been calculated in accordance with GAAP. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is included in the schedules herein.

(2)	Other costs includes severance expenses which is included in operating profit.
(3)	EBITDA % excluding other costs is defined as EBITDA excluding other costs divided by Revenue.
(4)

Other costs, net of tax, for the three months ended March 31, 2019 and 2018, respectively, included a benefit of $5 million and $1 million, after tax, respectively, from changes in the valuation allowance recorded against the Company’s deferred tax assets.

(5)	Totals may not foot due to rounding.

4